UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2006

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 17, 2006, Eternal Energy Corp., a Nevada corporation (the “Company”), entered into a letter agreement with Eden Energy Corp., a Nevada corporation (the “Letter Agreement”), setting forth the mutual understanding between the Company and Eden Energy with respect to the participation of the Company with Eden Energy in the exploration of oil and natural gas reserves located on approximately 77,000 gross and net acres of land in central eastern Nevada (the “Cherry Creek Project”). Eden Energy has agreed with the Company that the Company is entitled to participate in the Cherry Creek Project with Eden Energy on the same terms and conditions that the Company and Eden Energy had previously agreed with respect to the exploration project in Nye County, Nevada, as previously disclosed in the Company’s Form 8-K filed on November 9, 2005. With respect to the Company’s two Nevada prospects, the Company intends to focus its exploration activities initially on the Cherry Creek Project.

A copy of the form of the Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

10.1	Letter Agreement dated April 14, 2006 between Eternal Energy Corp. and Eden Energy Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006
ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
10.1	Letter Agreement dated April 14, 2006 between Eternal Energy Corp. and Eden Energy Corp.